SCHEDULE 14A
                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement               (as permitted by Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Harleysville Savings Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      n/a
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing party:

          ----------------------------------------------------------------------

     (4)  Date filed:

          ----------------------------------------------------------------------

             [Harleysville Savings Financial Corporation Letterhead]



                                December 21, 2007


Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Harleysville Savings Financial Corporation, the holding company for Harleysville Savings Bank. The meeting will be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on Wednesday, January 23, 2008 at 9:30 a.m., local time. The matters to be considered by stockholders at the annual meeting are described in the accompanying materials.

      It is very important that your shares be voted at the annual meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

      Your continued support of and interest in Harleysville Savings Financial Corporation is sincerely appreciated.

                                                     Sincerely,


                                                     /s/Edward J. Molnar

                                                     Edward J. Molnar
                                                     Chairman of the Board

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
                                 271 Main Street
                        Harleysville, Pennsylvania 19438
                                 (215) 256-8828
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 2008
                              --------------------


      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Harleysville Savings Financial Corporation (the "Company") will be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on Wednesday, January 23, 2008 at 9:30 a. m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

      (1) To elect two (2) directors for a three-year term and in each case until their successors are elected and qualified;

      (2) To ratify the appointment of Beard Miller Company LLP as the Company's independent registered public accounting firm for the year ending September 30, 2008; and

      (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

      The board of directors has fixed December 12, 2007 as the voting record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any such adjournment.

                                           By Order of the Board of Directors


                                           /s/Adrian D. Gordon

                                           Adrian D. Gordon
                                           Senior Vice President and
                                           Corporate Secretary

Harleysville, Pennsylvania
December 21, 2007

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

                               -------------------

                                 PROXY STATEMENT

                               -------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 23, 2008

General

      This proxy statement is furnished to holders of common stock, $.01 par value per share, of Harleysville Savings Financial Corporation (the "Company"), the bank holding company for Harleysville Savings Bank (the "Bank"). Proxies are being solicited on behalf of the board of directors of the Company to be used at the annual meeting of stockholders to be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on Wednesday, January 23, 2008 at 9:30 a.m., local time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This proxy statement is first being mailed to stockholders on or about December 21, 2007.

Voting Rights

      Only stockholders of record at the close of business on December 12, 2007 will be entitled to notice of and to vote at the annual meeting. At such date, there were 3,727,477 shares of common stock issued and outstanding and the Company had no other class of equity securities outstanding.

      Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the meeting. The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of a majority of the total votes cast at the annual meeting is required for approval of the proposal to ratify the appointment of the Company's independent registered public accounting firm.

      Abstentions will be counted for purposes of determining the presence of a quorum at the annual meeting. Because of the required votes, abstentions will have no effect on the voting for the election of directors or the proposal to ratify the appointment of the Company's independent registered public accounting firm. Under rules applicable to broker-dealers, all of the proposals for consideration at the annual meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the annual meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

Proxies

      The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein;
(ii) FOR ratification of Beard Miller Company LLP as the Company's independent registered public accounting firm for the year ending September 30, 2008; and
(iii) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the secretary of the Company written notice thereof (Adrian D. Gordon, Senior Vice President and Corporate Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the annual meeting and giving the secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment thereof and will not be used for any other meeting.

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

      The articles of incorporation of the Company provide that the board of directors of the Company shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually and stockholders are not permitted to cumulate their votes for the election of directors. No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

      Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the board of directors. At this time, the board of directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

      The following tables present information concerning the nominees for director and each director whose term continues, including his or her tenure as a director of the Company.

          Nominees for Director for a Three-Year Term Expiring in 2011

                                Principal Occupation During           Director
      Name              Age        the Past Five Years                 Since(1)
---------------------  -----  ------------------------------------   -----------

Edward J. Molnar         67   Mr.  Molnar  has served as the             1968
                              Chairman  of the  Board of the
                              Company since  February  2000.
                              Prior  to  his  retirement  in
                              January   2007,   Mr.   Molnar
                              served   as  Chief   Executive
                              Officer  of the  Company  from
                              February  2000  until  January
                              2007 and as  President  of the
                              Company  from   February  2000
                              until   November   2002.   Mr.
                              Molnar   also  served  as  the
                              Bank's Chief Executive Officer
                              from 1967 until  January  2007
                              and  as the  Bank's  President
                              from  1976 to  November  2002.
                              Mr.  Molnar joined the Bank in
                              1967.

Charlotte A. Hunsberger  39   Ms. Hunsberger is a partner in             2005
                              the law firm of Bricker,Landis
                              & Hunsberger,  LLP, located in
                              Souderton, Pennsylvania.

                  The Board of Directors Recommends a Vote FOR
                     Election of the Nominees for Director.

Members of the Board of Directors Continuing in Office

                      Directors With Terms Expiring in 2009

                                Principal Occupation During           Director
      Name              Age        the Past Five Years                 Since(1)
--------------------   -----  ------------------------------------   -----------

 David J. Friesen       64    Mr.  Friesen  is  a  certified             1987
                              public  accountant  and serves
                              as     the     Senior     Vice
                              President/Chief      Financial
                              Officer for Trefoil Properties
                              located      in      Lansdale,
                              Pennsylvania   since   January
                              2006. He previously  served as
                              Director  of   Development  at
                              Penn  View  Christian   School
                              located     in      Souderton,
                              Pennsylvania.

 George W. Meschter     55    Mr.  Meschter is the President             1981
                              of Meschter  Insurance  Group,
                              an insurance agency located in
                              Collegeville, Pennsylvania.

James L. Rittenhouse    46    Mr. Rittenhouse is a certified             2005
                              public    accountant   and   a
                              shareholder    in   the   firm
                              Detweiler,      Hershey      &
                              Associates,  P.C.,  located in
                              Souderton, Pennsylvania


                      Directors With Terms Expiring in 2010

                                Principal Occupation During           Director
      Name              Age        the Past Five Years                 Since(1)
-------------------    -----  ------------------------------------   -----------

Sanford L. Alderfer     55    Mr.  Alderfer is  President of             2001
                              Alderfer    Auction   Company,
                              located      in      Hatfield,
                              Pennsylvania.

Mark R. Cummins         51    Mr.  Cummins is Executive Vice             1995
                              President,   Chief  Investment
                              Officer   and   Treasurer   of
                              Harleysville         Insurance
                              Companies      located      in
                              Harleysville, Pennsylvania.

 Ronald B. Geib         53    Mr.  Geib  has  served  as the             2001
                              President and Chief  Executive
                              Officer of the Company and the
                              Bank   since   January   2007.
                              Previously, Mr. Geib served as
                              President and Chief  Operating
                              Officer of the Company and the
                              Bank from  November 2002 until
                              January  2007.  Mr.  Geib also
                              previously served as Executive
                              Vice   President   and   Chief
                              Operating   Officer   of   the
                              Company and the Bank from 1999
                              to  November  2002.  Mr.  Geib
                              served  as the  Bank's  Senior
                              Vice President, Treasurer, and
                              Chief  Financial  Officer from
                              1980 to 1999. Mr. Geib joined
                              the Bank in 1976.
-------
   (1) Includes service as a director of the Bank.

Stockholder Nominations

      Article III, Section 3.12 of the Company's bylaws governs nominations for election to the board and requires all such nominations, other than those made by the board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

      Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any nominations from stockholders for the annual meeting.

The Board of Directors and Its Committees

      Regular meetings of the board of directors of the Company and the Bank are typically held on a monthly basis and special meetings of the board of directors are held from time-to-time as needed. There were 12 meetings of the board of directors of the Company held during fiscal 2007. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of committees of the board on which the director served during the year.

      The board of directors of the Company has established various committees, including Audit, Compensation and Human Resources and Corporate Governance and Nominating Committees.

      The Compensation and Human Resources Committee, which met four times during fiscal 2007, reviews the Company's compensation programs and recommends salary and benefits for the Company's employees. The members of the committee are currently Messrs. Alderfer, Clemens, Cummins and Meschter. The Compensation and Human Resources Committee operates pursuant to a written charter.

      The Corporate Governance and Nominating Committee, which met three times during fiscal 2007 with respect to nominations for directors for the annual meeting, advises the board of directors with respect to nominations of directors and recommends candidates to the board of directors as nominees for election, reviews existing corporate governance documents and establishes corporate governance principles for the Company, reviews nominations for director submitted by stockholders pursuant to the Company's bylaws and identifies and recommends to the board the selection of qualified individuals to serve as officers of the Company. The members of the Corporate Governance and Nominating Committee are Messrs. Friesen and Meschter and Ms. Hunsberger. Each of these persons is independent within the meaning of the rules of the NASDAQ Stock Market. The Corporate Governance and Nominating Committee operates pursuant to a written charter.

      The Corporate Governance and Nominating Committee considers candidates for director suggested by its members and other directors, as well as management and stockholders. The Corporate Governance and Nominating Committee also may solicit prospective nominees identified by it. A stockholder who desires to recommend a prospective nominee for the board should submit in writing the name and qualifications, including place of principal residence and place of employment, of such persons to the Corporate Governance and Nominating Committee no later than July 31st of any year. Submissions shall be made sent to the Corporate Governance and Nominating Committee, Harleysville Savings Financial Corporation, Corporate Secretary, 271 Main Street, Harleysville, Pennsylvania 19438. The Corporate Governance and Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of the Company's articles of incorporation relating to stockholder nominations, which is described above under "- Stockholder Nominations." The Corporate Governance and Nominating Committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

      The charter of the Corporate Governance and Nominating Committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a "financial expert," as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the board of directors.

The charter of the Corporate Governance and Nominating Committee also provides that a director should have:

      o a solid understanding of general management best practices and their application;

      o     a history of making good business decisions;

      o the ability to read a balance sheet, income statement, cash flow statement and understand the use of financial ratios and other indicators for evaluating Company performance;

      o the ability and the time to perform during periods of both short-term and prolonged crises;

      o an understanding of what it takes to attract, motivate and energize a high-performance leadership team;

      o an understanding of the importance of the strategic planning process in creating a competitive advantage through strategy;

      o a good reputation for high ethical standards and integrity in their personal and professional dealings;

      o mature confidence and value board and team performance over individual performance; respects others, is open to the opinions of others, has good listening skills, is confident enough to ask tough questions, and can communicate persuasively;

      o a history of high performance standards as reflected in the person's history of achievements;

      o high intelligence, exhibit wisdom and will be expected to exercise prudence and care in carrying out the responsibilities of the position; and

      o     no existing or potential conflict of interest situation.

In addition, a director must be:

      o a citizen of the United States of America and shall have his or her primary residence and place of employment within the Bank's market area;

      o a person who has a reputation for being trusted with confidential information; and

      o a person who will faithfully attend board meetings, committee meetings and the annual meeting of the shareholders and takes the time to prepare for meaningful discussion.

      Once the Corporate Governance and Nominating Committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

      The Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the Company's independent registered public accounting firm the systems of internal control, monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles, and performs such other duties deemed appropriate by the board of directors. The Audit Committee met eight times in fiscal 2007. Messrs. Cummins and Rittenhouse and Ms. Hunsberger served on the Audit Committee in fiscal 2007. The members the Audit Committee are independent as defined in the listing standards of the NASDAQ Stock Market.

      The board of directors has determined that Messrs. Cummins and Rittenhouse, members of the Audit Committee, meet the requirements adopted by the Securities and Exchange Commission for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

      The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the board of directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the board of directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an "expert" for purposes of
Section 11 of the Securities Act of 1933.

Report of the Audit Committee

      The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees". The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Securities and Exchange Commission.

                                                Mark R. Cummins
                                                Charlotte A. Hunsberger
                                                James L. Rittenhouse

                    Executive Officers Who Are Not Directors

      The following table sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors or nominees.

                                   Position(s) with the Company and
                                         Principal Occupation
      Name             Age           During the Past Five Years
-------------------  -------- --------------------------------------------------

Brendan  J.  McGill    39         Mr.  McGill has served as the  Company's
                                  Senior  Vice  President,  Treasurer  and
                                  Chief  Financial  Officer since February
                                  2000 and  joined  the Bank in  September
                                  1999 as  Senior  Vice  President,  Chief
                                  Financial  Officer and Treasurer.  Prior
                                  thereto,  Mr. McGill was an auditor with
                                  the accounting firm of Deloitte & Touche
                                  LLP,     specializing    in    financial
                                  institutions.

Adrian D. Gordon       36         Mr.  Gordon  has  served as Senior  Vice
                                  President/Chief  Information Officer for
                                  the Company  and the Bank since  January
                                  2006. Mr. Gordon joined the Bank in 1995
                                  serving as Loan  Servicing  Manager/Data
                                  Information  Coordinator  until 1997, as
                                  Information  Systems  Manager  from 1997
                                  until 1999, as Assistant  Vice President
                                  from  1999   until   2000  and  as  Vice
                                  President from 2000 until January 2006.

Stephen J. Kopenhaver  45         Mr. Kopenhaver has served as Senior Vice
                                  President and Chief Lending  Officer for
                                  the Company and the Bank since  December
                                  2006.  Mr.  Kopenhaver  was Senior  Vice
                                  President/Commercial  Services  for  the
                                  Company and the Bank from  January  2006
                                  to December 2006. Mr. Kopenhauer joined the Bank in 2006 and has 22 years of commercial banking experience.

Sheri Strouse          44         Ms.  Strouse  has served as Senior  Vice
                                  President and Branch  Administrator  for
                                  the Company  and the Bank since  January
                                  2006. Ms. Strouse  previously  served as
                                  Vice  President  of the Bank  from  2000
                                  until January 2006 and has been with the Bank since 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the common stock. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended September 30, 2007, all Section
16(a) filing requirements applicable to its executive officers and directors were met, except that James Rittenhouse and Ronald Geib each filed a form late during the fiscal year.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the common stock as of the record date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in
Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock on the record date, (ii) each director and nominee for director of the Company, (iii) certain named executive officers of the Company, and (iv) all directors, nominees for director and executive officers of the Company as a group.

                                         Amount and Nature
     Name of Beneficial                    of Beneficial
     Owner or Number of                   Ownership as of          Percent of
      Persons in Group                 December 12, 2007(1)(2)    Common Stock
      ----------------                 -----------------------    ------------

Harleysville Savings Financial              204,477 (3)                5.5%
  Corporation Employee Stock
  Ownership Pension Plan
  271 Main Street
  Harleysville, Pennsylvania 19438

First Manhattan Company                     264,500 (4)                7.1
  437 Madison Avenue
  New York, New York 10022

Directors:
  Sanford L. Alderfer                        13,786 (5)(6)               *
  Philip A. Clemens                          44,516 (6)(7)             1.2
  Mark R. Cummins                           129,164 (8)                3.5
  David J. Friesen                           43,423 (9)                1.2
  Ronald B. Geib                            109,884 (10)               2.9
  Charlotte A. Hunsberger                     2,896 (11)                 *
  George W. Meschter                         53,919 (6)(12)            1.4
  Edward J. Molnar                          103,850 (13)               2.8
  James L. Rittenhouse                        3,488 (14)                 *

Named Executive Officers:
  Brendan J. McGill                          35,129 (15)                 *
  Adrian D. Gordon                           12,881 (16)                 *
  Stephen J. Kopenhaver                       1,000                      *
  Sheri Strouse                              11,688 (17)                 *


All directors and executive                 564,634 (18)              14.8
  officers as a group (13 persons)

-------
*Less than 1% of the outstanding common stock.
(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the record date pursuant to the exercise of outstanding stock options.

      Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(3) Includes 204,477 shares held in the Company's Employee Stock Ownership Pension Plan ("ESOP") for the account of employees who may direct the voting of such shares.

(4) Pursuant to filings under the Exchange Act, includes 245,521 shares which First Manhattan Company has sole voting and dispositive power and 6,666 shares which it has shared dispositive and voting power.

(5) Includes 3,927 shares held jointly with Mr. Alderfer's wife, and 7,776 shares held in the Sanford Alderfer Auction Company, Inc. Profit Sharing Plan, which Mr. Alderfer is a trustee. Also includes 2,083 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(6) Does not include the shares held in the ESOP as to which Messrs. Alderfer, Clemens, Cummins and Meschter serve as trustees and disclaim beneficial ownership.

(7) Includes 2,303 shares held by Mr. Clemens' wife and 10,917 shares held by Mr. Clemens' daughters.

(8) Includes 3,333 shares held jointly with Mr. Cummins' wife and 123,748 shares owned by the Harleysville Insurance Companies of which Mr. Cummins is the Executive Vice President, Chief Investment Officer and Treasurer, and as such, Mr. Cummins has the power to direct the voting and disposition of these shares. Mr. Cummins disclaims beneficial ownership of these 123,748 shares. Also includes 2,083 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(9) Includes 17,246 shares held jointly with Mr. Friesen's wife and 6,940 shares held solely by Mr. Friesen's wife.

(10) Includes 68,017 shares held by Mr. Geib under the ESOP, 3 shares held by Mr. Geib's children and 20,500 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(11) Includes 2,471 shares held jointly with Ms. Hunsberger's husband and 425 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(12) Includes 12,741 shares owned by Meschter Insurance Group of which Mr. Meschter is President, 7,640 shares held in a trust which Mr. Meschter is trustee, 1,495 shares held by Mr. Meschter's wife as custodian for their child and 2,500 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(13) Includes 37,484 shares held by Mr. Molnar's wife and 12,833 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(14) Includes 1,272, shares held by Mr. Rittenhouse's children and 425 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(15) Includes 1,475 shares held by Mr. McGill under the ESOP, 2,437 shares held by Mr. McGill's wife and 27,083 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(16) Includes 1,995 shares held jointly with Mr. Gordon's wife, 2,913 shares held by Mr. Gordon in the ESOP and 7,150 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(17) Includes 858 shares held jointly with Ms. Strouse's husband, 1,530 shares held by Ms. Strouse in the ESOP and 9,300 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(18) Includes 84,382 shares subject to outstanding stock options which are exercisable within 60 days of the record date and 73,935 shares held in the ESOP for the account of all executive officers and directors as a group.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

      Overview of Compensation Philosophy. Our compensation philosophy is to provide compensation to our executive officers that is competitive in the marketplace in order to attract, retain, motivate and energize qualified and experienced officers. The compensation of our executive officers, including the various components of such compensation, is determined by our Compensation and Human Resources Committee. The committee consists solely of non-employee directors who meet all applicable requirements to be independent of management.

      When setting the compensation of our executive officers, the committee generally targets compensation which is comparable with our peer group with respect to each of our components of compensation. The compensation we provide to our executive officers primarily consists of the following:

      o     annual base salary,

      o     incentive cash bonuses,

      o     stock options, and

      o     other forms of cash and equity-based compensation.

      Since our mutual to stock conversion and initial public stock offering in 1987, we have implemented various stock option plans in order to more closely align the interests of our officers and directors with our stockholders. Each of these plans were approved by our stockholders. Grants of stock options are generally made to our executive officers annually and to our directors every five years.

      We also provide all of our employees, including our executive officers, with tax-qualified retirement benefits through our Employee Stock Ownership Pension Plan (the "ESOP") and a 401(k) plan. In addition, all of our employees participate in our Profit Sharing Incentive Plan, which provides annual cash bonuses based upon annual performance goals. We also offer various benefits to all of our employees, including our executive officers, on a non-discriminatory basis, including group policies for medical, dental, life, disability and accidental death insurance.

      Independent Compensation Committee. The committee, composed entirely of independent directors, administers the Company's executive compensation program. The members of the committee, Messrs. Alderfer, Clemens, Cummins and Meschter, meet all of the independence requirements under applicable laws and regulations, including the listing requirements of the NASDAQ Stock Market. None of the members is a current or former officer or employee of the Company or any of its subsidiaries or has any separate material business relationship with the Company. The role of the committee is to oversee the Company's compensation and benefit plans and policies, administer its stock benefit plans (including reviewing and approving stock option grants to executive officers) and review and approve annually all compensation decisions relating to executive officers, including those for the President and Chief Executive Officer, the Chief Financial Officer and the other executive officers named in the Summary Compensation Table (which we refer to as the "named executive officers").

      The committee is committed to high standards of corporate governance, as embraced most notably in the Sarbanes-Oxley Act of 2002 and the various regulations implementing the letter and spirit of that statute. The committee's Charter reflects the foregoing responsibilities and commitment, and the committee and the board of directors periodically review and revise the Charter. The full text of the compensation committee Charter is available on our website at www.harleysvillesavings.com. The committee's membership is determined by the Board. The committee held four meetings in fiscal 2007.

      Even prior to the recent intensified interest in corporate governance, the committee adhered to sound governance principles and practices. The committee has typically exercised exclusive authority over the compensation paid to Company executives, including not only the amount of awards granted to executives under our stock option plans, but also on the issues of executive salaries, bonuses, retirement and severance arrangements, and other benefits. As a matter of philosophy, the board of directors and the committee have been committed to creating a compensatory structure for executives that is simple and readily comprehensible to investors. The types of compensation we offer our executives remain within the traditional categories: salary, short and long-term incentive compensation (cash bonuses and stock option awards), standard executive benefits, and retirement benefits. The Company does not provide executives with excessive or exotic perquisites.

      General Compensation Philosophy. The committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. The compensation of executive officers is structured to ensure that a significant portion of an executive's compensation will be directly related to the Company's corporate performance and other factors that directly and indirectly influence shareholder value. To that end, total compensation of the executive officers consists of the following:

      o     Salaries;

      o     Annual cash incentive bonuses;

      o     Long-term incentive compensation consisting of stock options; and

      o Cash and equity based benefits available on a broad basis to all employees.

      The overriding philosophy in setting corporate goals is to ensure that the interests of senior management are aligned with the interests of stockholders. The committee believes that, over time, the financial performance of the Company is reflected in the value of its stock and that internal results, such as financial performance, and external results, such as stock price, ultimately move in a complementary fashion. In particular, the committee believes that the most critical performance measure which provides an accurate gauge of management's success in implementing the Company's strategy is return on average equity. The executive officers' annual discretionary bonus is tied to financial performance (internal results), while other elements, specifically stock options are tied to stock performance (external results). Under both considerations, financial performance and stock performance, the emphasis is on steady but consistent progress over time, achieved through careful execution of a well-designed business strategy.

      The financial performance of the Company on a period-to-period basis is principally reflected in salary adjustments and annual cash bonuses. The committee uses these elements of compensation to incentivize executives to achieve continuous, near-term results. Executives' stock-based compensation, on the other hand, is focused on achievement of long-term success. As is true of most publicly traded entities, the Company's stock performance fluctuates over time, typically more so than does our financial performance. However, over time, the committee believes that the return to stockholders investing in our stock, including dividend payout, is a good indicator of corporate performance. Stock-based awards are thus a way to link executive compensation to long-term performance.

      In fiscal 2007, the Company granted stock options to employees and executive officers which vest over five years. This structure reinforces the executive's incentive to seek long-term growth in stock value through strong corporate performance. In addition, the Company has never re-priced stock options downward or exchanged new lower priced options for outstanding higher priced options.

      In determining the overall amounts and types of executive compensation, the committee weighs not only corporate performance measures but personal factors as well, including commitment, leadership, teamwork and community involvement. We also consider executive compensation practices of our competitors and peers. It is the intent of the committee that generally salaries be set at or about the average of a peer group of bank and thrift companies based on available survey data prepared by America's Community Bankers and SNL Financial. The peer group consists of 420 community bank and thrifts throughout the country. In addition, for setting the salary of each executive officer, the committee looks at specified peer groups including a group of banks and thrifts with assets between $500 million to $1 billion.

      Role of Executive Officers and Management. The Company's Chief Executive Officer provides recommendations to the committee on matters of compensation philosophy, plan design and the general guidelines for executive officer compensation. These recommendations are then considered by the committee.

      Tax Deductibility of Pay. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1.0 million on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1.0 million limitation for performance-based compensation meeting certain requirements. Stock options are performance-based compensation meeting those requirements and, as such, are fully deductible.

      To date, Section 162(m) has not affected the ability of the Company to deduct the expense of the executive compensation paid.

      Salaries. The salaries of the executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual's performance and level of pay compared to the peer group. Salary increases normally take effect in January of each year. In setting the 2007 compensation for the President and Chief Executive Officer, the Committee considered his performance during fiscal 2006 (Mr. Geib served as President during fiscal 2006 and assumed the additional position of Chief Executive Officer in January 2007). Specifically, the committee looked at the Company's return on average equity of 8.76% for the year ended September 30, 2006, as well as the Company's net income of $4.2 million for the year ended September 30, 2006.

      In setting compensation increases for officers, the committee also considered the following factors in setting compensation:

      o     qualifications and experience of the officer;

      o     compensation paid to other persons employed by the Company;

      o     compensation   paid   to   persons   having   similar   duties   and
            responsibilities in other public companies;

      o     the size of the Company and the complexity of its operations;

      o the financial condition, including income of the Company and the officer's contribution thereto; and

      o     the  value  of   benefits   provided  to  the  officer  as  well  as
            prerequisites.

      For fiscal 2007, salaries for the named executive officers were increased between 12.60% and 23.89%, with Mr. Geib's salary increasing 23.89% to $221,250 in light of the change in his position to Chief Executive Officer, and the other named executive officers salary increasing by 12.60% to 22.06% up to $95,230 to $142,250. Base salary is considered in conjunction with the short-term annual bonus component of the Company's executive compensation program.

      Bonuses. The Company maintains the Profit Sharing Incentive Plan which is designed to provide cash incentive payments to the Company's officers and employees when the Company exceeds certain performance criteria. All of the Company's employees participate in the profit sharing plan, including the named executive officers. The profit sharing plan provides that the Company will make allocations to a bonus pool provided three performance criteria are satisfied:
(1) the Company's return on total stockholders' equity shall exceed an annualized rate of 7.0 percent (the "target return"), (2) the Company's one year gap position under the asset liability management policy may not exceed the guidelines established by the board of directors, and (3) the percentage of the Company's loans which are non-performing may not exceed 0.5 percent of its total assets. If these criteria are satisfied, a percentage of the Company's profit in excess of the target return is allocated to a bonus pool. The percentage of the Company's profit in excess of the target return which is allocated to the bonus pool ranges from 50 percent of the first fifteen basis points by which the Company's profit exceeds the target return to ten percent of any profit greater than 1.50 percent in excess of the target return. Awards from the bonus pool are based on each participant's base earnings as a percentage of the total base earnings of all participants, and a weighing factor which recognizes that the Company's senior management, middle management and other employees have varying levels of responsibility for the Company's overall performance. There is a minimum bonus of 1.92 percent of compensation for non-executive officers. There were no bonuses paid to executive officers under the profit sharing plan for the year ended September 30, 2007. The total amount of incentive payments made to all employees (112 people) who received payments pursuant to the profit sharing plan for the year ended September 30, 2007, was $64,780.

      Long-Term Compensation. The committee believes that, from a motivational standpoint, the use of stock-based compensation has contributed to the Company's financial performance, eliciting maximum effort and dedication from our executive officers. Long-term incentive compensation primarily consists of grants of stock options under the Company's stock option plans. These grants are designed to provide incentives for long-term positive performance by the executive and other senior officers and to align their financial interests with those of the Company's stockholders by providing the opportunity to participate in any appreciation in the stock price of the Company's common stock which may occur after the date of grant of stock options.

      Under the stock option plans, the committee has discretion in determining grants of stock options to executive officers, including the timing, amounts and types of awards. In the case of individual executives, our award decisions are based in part on corporate performance. In addition, for fiscal 2007, the amount of such grants were based, in part, on the officer's position within the organization and an assessment of the officer's performance during the fiscal year.

      The exercisability and vesting of options depend upon the executive officer continuing to render services to the Company. All options granted under the Company's stock option plans must have an exercise price at least equal to the market value of the common stock on the date of grant. Options may be exercised only for a limited period of time after the optionee's departure from the Company in most cases.

      Our long-term incentive compensation has primarily consisted of stock options. We emphasized stock options primarily for two reasons. First, prior to the adoption of Financial Accounting Standards ("FAS") No. 123(R), the granting and vesting of stock options did not result in any financial statement expenses, whereas restricted stock awards had to be expensed over the vesting period. Second, because the exercise price of all of our stock options equaled the fair market value of our common stock on the date of grant, our executive officers only benefit from stock options if the market value of our common stock increases after the date of grant. By comparison, restricted stock awards have some value to the recipients of the awards even if the market value of our stock declines after the date of grant. With the adoption of FAS No. 123(R), all stock options are now required to be expensed over the applicable vesting period. In addition, an increasing number of companies are using restricted stock awards, or a combination of restricted stock awards and stock options. The Company will consider adopting or amending its stock option plans to permit the award of restricted stock in the future.

      Stock Options. The committee granted stock options to each named executive officer in fiscal 2007. Executive officers were granted stock options with an exercise price equal to the fair market value of the Company's common stock on the date of grant. Accordingly, those stock options will have value only if the market price of the common stock increases after that date. In determining the size of stock option grants to executive officers, the committee considers similar awards to individuals being granted comparable values in our peer group as well as the Company's financial performance against the strategic plan as attributed to executive officers.

      The named executive officers were awarded the following number of stock options: Mr. Geib, 10,000 shares; Mr. Molnar, no shares; Mr. McGill, 10,000 shares; Mr. Gordon, 3,000 shares; Mr. Kopenhaver, 3,000 shares; and Ms. Strouse, 3,000 shares. The options vest five years from the date of grant.

      Stock Ownership Guidelines. The Company has not established any formal policies or guidelines addressing expected levels of stock ownership by the named executive officers or for other executive officers. However, this matter remains under consideration.

      Additional Components of Executive Compensation. The Company and the Bank have also entered into an employment agreement with Mr Geib. The purpose of the employment agreement is to retain for the benefit of the Company and Bank the talents of highly skilled officers who are integral to the development and implementation of the

Company's business. The agreement, as discussed below, provide for termination benefits in the event of Mr. Geib's termination or in the event of the occurrence of certain events. The severance payments of the agreement are intended to align the executive officers' and the stockholders' interests by enabling executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executive officers' own employment or impose financial hardship on him or her. The grounds under which severance payments are triggered in the employment agreement is similar to or the same as those included in many employment agreements for senior executive officers of comparable financial institutions.

Employment Agreements

      In October, 2006, the Company and the Bank entered into an amended and restated employment agreement with Ronald B. Geib in order to update Mr. Geib's existing employment agreement to comply with Section 409A of the Internal
Revenue Code and the proposed regulations thereunder relating to deferred compensation arrangements and to reflect Mr. Geib's new position as President and Chief Executive Officer of the Company and the Bank.

      The agreement provides for Mr. Geib to serve in his current position as President and Chief Operating Officer of the Company and the Bank through January 23, 2007 and to serve as President and Chief Executive Officer effective January 24, 2007, at a minimum base salary of $167,500 per year. The initial term of the agreement is five years from May 1, 2006, which term will extend automatically on May 1st of each year to continue for a five year term unless the board of directors of the Company, the Bank or Mr. Geib gives advance notice not to extend the term.

      The agreement is terminable with or without cause by the Company and the Bank. Mr. Geib shall have no right to compensation or other benefits pursuant to the agreement for any period after voluntary termination or termination by the Company and the Bank for cause, retirement or death. If Mr. Geib's employment is terminated due to disability, he will be entitled to a declining percentage of his base salary for the remaining term of the agreement.

      If prior to a change in control of the Company or the Bank either (i) Mr. Geib terminates his employment because of failure of the Company and the Bank to comply with any material provision of the agreement or (ii) the agreement is terminated by the Company and the Bank other than for cause, disability, retirement or death, then Mr. Geib will be entitled to a lump sum cash severance amount equal to his base salary for the remaining term of the agreement or, if greater, for 2.99 years, with such base salary to be discounted to present value. If Mr. Geib's employment is terminated concurrently with or subsequent to a change in control of the Company or the Bank, as defined, by either (a) the Company or the Bank for other than cause, disability, retirement or death or (b) Mr. Geib as a result of certain adverse actions by the Company or the Bank, then Mr. Geib will be entitled to a cash severance amount equal to three times his annual compensation. Annual compensation is defined as the average aggregate annual compensation paid to Mr. Geib and includible in his gross income for federal income tax purposes during the five calendar years preceding the year in which the date of termination occurs, and such compensation includes among other things salary, bonuses and income related to the exercise of stock options. In addition, in any of the termination events set forth in this paragraph, Mr. Geib will also be entitled to the continuation of benefits similar to those he is receiving at the time of such termination for periods specified in the agreement or until he obtains full-time employment with another employer providing similar benefits, whichever occurs first.

      The agreement also provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, the Company shall reimburse Mr. Geib for the 20% excise tax owed by Mr. Geib and shall also pay Mr. Geib an additional amount such that after payment of all federal, state and local income and employment related taxes and additional excise tax on the reimbursement, Mr. Geib will be in the same after-tax position he would have been in if the excise tax had not been imposed. Parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includible in the recipient's gross income during the most recent five taxable years ending before the year in which the change in control of the employer occurs ("base amount"). Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

      The Bank had previously entered into five-year employment agreements with Edward J. Molnar and Marian Bickerstaff. The agreement with Mr. Molnar terminated upon his retirement as Chief Executive Officer on January 24, 2007 and the agreement with Mrs. Bickerstaff terminated upon her retirement as an executive officer on December 31, 2006.

      For a description of potential payments under the agreement in the event of a termination of Mr. Geib's employment, see "- Potential Payments Upon Termination of Employment or a Change in Control."

Employee Stock Ownership Plan and 401(k) Plan

      We also provide all of our employees, including our executive officers, with tax-qualified retirement benefits through our Employee Stock Ownership Pension Plan (the "ESOP") and a 401(k) plan. See "Employee Stock Ownership Pension Plan" and "401(k) Plan."

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation and Human Resources Committee has served as an officer or employee of the Company at any time. None of the Company's executive officers serve as a member of the compensation committee of any other for-profit company that has an executive officer serving as a member of the Company's board of directors. None of the Company's executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member the Company's Compensation and Human Resources Committee.

Report of the Compensation Committee

      We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Company's Proxy Statement for the 2007 Annual Meeting of Stockholders filed with the SEC pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company's Proxy Statement.

                                      Compensation and Human Resources Committee
                                      Sanford L. Alderfer
                                      Philip A. Clemens
                                      Mark R. Cummins
                                      George W. Meschter

Executive Compensation

      The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last fiscal year to our principal executive officer (including persons who served as principal executive officer for any part of the fiscal year) and our principal financial officer as well as our three other highest compensated executive officers. We refer to these individuals throughout this proxy statement as the "named executive officers."

                           Summary Compensation Table

                                                                                  Non-        Change in
                                                                                 Equity      Pension Value
                                                                                Incentive    and Nonquali-
                                                                                  Plan       fied Deferred   All Other
Name and Principal      Fiscal                           Stock      Option      Compen-      Compensation     Compen-
    Position             Year   Salary(1)    Bonus      Awards     Awards(2)    sation(3)      Earnings       sation(4)     Total
---------------------  ------- ----------   ---------  ---------  -----------   -----------  -------------   ----------   ----------
Ronald B. Geib(5)       2007   $221,250     $      --  $      --   $  8,284     $       --   $         --    $  33,144   $262,678
President and Chief
Executive Officer

Edward J. Molnar(5)     2007    102,955            --         --         --             --             --       41,422    144,377
Chairman of the Board

Brendan J. McGill       2007    145,250            --         --      7,618             --             --       12,218    165,086
Senior Vice
President and
Chief Financial
Officer

Adrian D. Gordon        2007    101,250            --         --      8,046             --             --        8,420    117,716
Senior Vice
President/Chief
Information Officer

Stephen J. Kopenhaver   2007    136,250            --         --      8,046             --             --        1,087    145,383
Senior Vice President
and Chief Lending
Officer

Sheri Strouse           2007     95,230            --         --      8,046             --             --        7,651    110,927
Senior Vice
President/Branch
Administrator

------------------
(1) Includes amounts deferred and contributed to the 401(k) Plan by the named executive officer.
(2) Reflects the amount expensed in accordance with Statement of Financial Accounting Standards No. 123(R) during fiscal 2007 with respect to awards of stock options with respect to each of the named executive officers. For a discussion of the assumptions used to establish the valuation of the stock options, reference is made to Note 2 of the Notes to the Consolidated Financial Statements of the Company included in the Company's 2007 Annual Report to Stockholders. Additional information is also included in the table entitled "Grants of Plan-Based Awards."
(3) No cash bonuses were paid to executive officers under the Company's Profit Sharing Incentive Plan in fiscal 2007.
(4) Includes amounts paid by the Company to the accounts of Messrs. Geib, Molnar, McGill, Gordon and Kopenhaver and Ms. Strouse pursuant to the 401(k) Plan of $6,638, $1,872, $4,358, $3,038, $1,087 and $2,857,
      respectively, and allocations under the ESOP of $10,800, $14,761, $7,860, $5,382, $0 and $4,794, respectively. Also includes the payment of $13,800 and $24,300 in directors fees to Messrs Geib and Molnar, respectively, and perquisites and other benefits in the amount of $1,906 and $481 for Messrs. Geib and Molnar, respectively, for the cost of the personal use of a Company-provided automobile in fiscal 2007.
(5) Mr. Molnar served as chief executive officer until his retirement on January 24, 2007.

Equity Compensation Plans

      The following table sets forth information concerning grants of awards pursuant to the Company's Profit Sharing Incentive Plan and stock option plans made to the named executive officers during the year ended September 30, 2007. There were no equity incentive awards granted during the year ended September 30, 2007.

        Grants of Plan-Based Awards for the Year Ended September 30, 2007



                                                                     All Other
                                                                      Option
                                     Estimated Possible Payouts       Awards:
                                         Under Non-Equity            Number of    Exercise or   Grant Date
                                      Incentive Plan Awards(1)      Securities    Base Price    Fair Value
                                    -----------------------------   Underlying     of Option    of Option
        Name            Grant Date  Threshold  Target     Maximum     Options(2)   Awards(3)    Awards(4)
---------------------   ----------  ---------  ------     --------   -----------  -----------   ----------
Ronald B. Geib          1/3/2007    $    --    $ 44,200   $ 66,375     10,000     $  17.68     $ 28,100

Edward J. Molnar              --         --          --         --         --           --           --

Brendan J. McGill       1/3/2007         --      29,050     43,575     10,000        17.68       28,100

Adrian D. Gordon        1/3/2007         --      20,250     30,375      3,000        17.68        8,430

Stephen J. Kopenhaver   1/3/2007         --      27,250     40,875      3,000        17.68        8,430

Sheri Strouse           1/3/2007         --      19,046     28,569      3,000        17.68        8,430


---------
(1) No awards were paid under the Profit Sharing Incentive Plan in fiscal 2007. For a3 description of the plan, see "-Compensation Discussion and Analysis - Bonuses."
(2) The stock options vest on January 3, 2012, which is five years from the date of grant.
(3) Based upon the fair market value of a share of Company common stock on the date of grant.
(4) The fair value of the stock options granted is computed in accordance with Statement of Financial Accounting Standards No. 123(R).

Outstanding Equity Awards at Fiscal Year-End

      The following table sets forth information concerning outstanding equity awards held by each named executive officer as of September 30, 2007. There were no equity incentive awards outstanding as of September 30, 2007.

                                                 Option Awards
                 ---------------------------------------------------------------------
                  Number of Securities Underlying
                        Unexercised Options
                 ---------------------------------
                                                    Option Exercise  Option Expiration
      Name          Exercisable(1)  Unexercisable     Price(2)            Date
------------------- --------------  -------------   ---------------  -----------------
Ronald B. Geib           2,333                         $  8.70             1/2/2011
                         2,500                           10.60             1/2/2012
                         5,000                           13.13             1/1/2013
                         5,333                           17.16             1/1/2014
                         5,333                           17.79             1/1/2015
                                         4,000 (3)       18.00             1/1/2016
                                        10,000 (3)       17.68             1/3/2017

Edward J. Molnar         7,333                           17.79             1/1/2015
                         5,500                           18.00             1/1/2016

Brendan J. McGill       13,167                            9.19            9/14/2009
                           417                            8.10             1/3/2010
                         1,833                           10.60             1/2/2012
                         3,667                           13.13             1/1/2013
                         4,000                           17.16             1/1/2014
                         4,000                           17.79             1/1/2015
                                         3,000 (3)       18.00             1/1/2016
                                        10,000 (3)       17.68             1/3/2017

Adrian D. Gordon         1,667                            9.60             6/1/2009
                           550                            8.70             1/2/2011
                           583                           10.60             1/2/2012
                         1,167                           13.13             1/1/2013
                         1,167                           17.16             1/1/2014
                         1,167                           17.79             1/1/2015
                           850                           18.00             1/1/2016
                                        10,000 (3)       17.45            1/26/2016
                                         3,000 (3)       17.68             1/3/2017


Stephen J. Kopenhaver                   10,000 (3)       17.45            1/26/2016

Sheri Strouse            4,583                           12.80             1/2/2008
                           467                            8.70             1/2/2011
                           500                           10.60             1/2/2012
                         1,000                           13.13             1/1/2013
                         1,000                           17.16             1/1/2014
                         1,000                           17.79             1/1/2015
                           750                           18.00             1/1/2016
                                        10,000 (3)       17.45            1/26/2016
                                         3,000 (3)       17.68             1/3/2017

----------------
(1) Except as otherwise noted, the stock options were exercisable on September 30, 2007.
(2)   Based upon the fair market value on the date of grant.
(3)   The stock options vest five years from the date of grant.

Option Exercises and Stock Vested

      The following table sets forth certain information with respect to stock options exercised by the named executive officers during the year ended September 30, 2007. There were no stock awards that vested during the year ended September 30, 2007.

                                              Option Awards
                     -----------------------------------------------------------
                       Number of Shares Acquired
         Name                 On Exercise             Value Realized On Exercise
-------------------  ------------------------------   --------------------------
Ronald B. Geib                     --                         $    --

Edward J. Molnar                   --                              --

Brendan J. McGill                  --                              --

Adrian D. Gordon                  833                           8,655

Stephen J. Kopenhaver              --                              --

Sheri Strouse                      --                              --


Employment Agreements

      The Company and the Bank have entered into an employment agreement with Mr. Geib pursuant to which the Company and the Bank agreed to employ Mr. Geib as President and Chief Executive Officer. For additional information, see "- Compensation Discussion and Analysis - Employment Agreements."

Potential Payments upon Termination of Employment or a Change in Control

      Ronald B. Geib. The following table shows the potential payments to Ronald
B. Geib, our President and Chief Executive Officer, upon an assumed termination of employment or a change in control as of September 28, 2007.

                                                                   Involuntary
                                                                   Termination
                                                                  Without Cause
                                                                 or Termination
                                                                by the Executive
                                                                     for Good        Change in
                                                                 Reason Absent a    Control With
                                       Voluntary   Termination     Change in       Termination of       Death or
     Payments and Benefits            Termination   for Cause       Control          Employment      Disability (k)  Retirement
-----------------------------------   -----------  ---------    ----------------   ---------------   --------------  ----------
Accrued vacation pay (a)              $    2,260   $       --    $    2,260       $    2,260        $    2,260      $    2,260

Severance payments and benefits:(b)
 Cash severance(c)                            --           --       901,622          495,704           728,500(k)           --
 Health insurance benefits (d)                --           --        40,366           40,366                --              --
 Life insurance benefits (e)                  --           --         3,079            3,079                --              --
 Automobile expenses (f)                      --           --         5,718            5,718                --              --
 ss.280G tax gross-up (g)                     --           --            --          185,336                --              --

Equity awards: (h)
 Unvested stock options (i)                   --           --            --               --                --              --
                                      ----------   ----------    ----------       ----------        ----------      ----------
Total payments and benefits (j)       $    2,260   $       --    $  953,045       $  732,463        $  730,760      $    2,260
                                      ==========   ==========    ==========       ==========        ==========      ==========

-------------------
(a) Employees are credited with vacation time each calendar year based on position and tenure. If an employee voluntarily resigns, dies or retires during the year, he or she is paid for a portion of the current year's unused vacation time. A payment also would be made if employment was involuntarily terminated without cause or by an executive for good reason. If an employee's employment is terminated for cause or if an employee does not give the Bank at least 14 days advance notice of his or her voluntary termination, no payment will be made for any unused vacation time. Employees may carryover a maximum of five vacation days to the following year. The amounts shown represent Mr. Geib's accrued but unused vacation time as of September 28, 2007.
(b) These severance payments and benefits are payable if Mr. Geib's employment is terminated prior to a change in control either (i) by the Company or the Bank for any reason other than cause, disability, retirement or death or (ii) by Mr. Geib if the Company or the Bank takes certain adverse actions (a "good reason" termination). The severance payments and benefits are also payable if Mr. Geib's employment is terminated during the term of his employment agreement following a change in control.
(c) The amount in the Involuntary Termination column represents a lump sum payment equal to Mr. Geib's current base salary from the Company and the Bank payable for the remaining term of his employment agreement, discounted to present value, while the amount in the Change in Control column represents a lump sum payment equal to 3.00 times his average taxable income from the Company and the Bank for the five years preceding the year in which the date of termination occurs.
(d) In the Involuntary Termination and Change in Control columns, represents the estimated cost of providing continued medical coverage for three years. In each case, the benefits will be discontinued if Mr. Geib obtains full-time employment with a subsequent employer which provides substantially similar benefits. The estimated costs assume the current insurance premiums or costs increase by 10% on January 1 in each of 2008, 2009 and 2010. The estimated costs have not been discounted to present value.
(e) In the Involuntary Termination and Change in Control columns, represents the estimated cost of providing continued life insurance coverage for three years. In each case, the benefits will be discontinued if Mr. Geib obtains full-time employment with a subsequent employer which provides substantially similar benefits. The estimated costs assume the current insurance premiums increase by 10% on January 1 in each of 2008, 2009 and 2010. The estimated costs have not been discounted to present value.

(f) Represents the estimated costs of paying automobile leases and related expenses for the remaining term of Mr. Geib's employment agreement, based on the amounts paid in 2006. The amounts have not been discounted to present value.
(g) The payments and benefits in the Change in Control column are subject to a 20% excise tax to the extent the parachute amounts associated therewith under Section 280G of the Code equal or exceed three times Mr. Geib's average taxable income for the five years ended December 31, 2006. His payments exceed this threshold. If a change in control was to occur, the Company believes that the Section 280G gross-up payments could be reduced or even eliminated if the timing of the change in control permitted tax planning to be done. However, if the excise tax cannot be avoided, then the Company has agreed in its employment agreement with Mr. Geib to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place him in the same after-tax position he would have been in if the excise tax had not been imposed. The estimated cost of this tax gross-up payment is shown in the table.
(h) Of the 20,499 vested stock options held by Mr. Geib at September 28, 2007, options for 9,833 shares had an exercise price below the September 28, 2007 closing sales price of $13.71 per share, and these in the money options had an aggregate value of $22,438 based on such closing sales price. Such value can be obtained in the event of termination due to voluntary termination, death, disability, retirement or cause only if Mr. Geib actually exercises the vested options in the manner provided for by the relevant option plan and subsequently sells the shares received for $13.71 per share. In the event of a termination of employment, Mr. Geib (or his estate in the event of death) will have the right to exercise vested stock options for the period specified in his option grant agreement. If the termination of employment occurs following a change in control, Mr. Geib can exercise the vested stock options for the remainder of the original ten-year term of the option.
(i) All 14,000 unvested stock options will become fully vested upon an executive's death, disability or retirement after age 59 1/2 or upon a change in control. Mr. Geib had not reached age 59 1/2 as of September 28, 2007. However, these unvested stock options have an exercise price higher than the September 28, 2007 closing sales price of $13.71 per share.
(j)   Does not include the value of the vested stock  options  shown in footnote
      (h) above or the vested benefits to be paid under our tax-qualified 401(k) plan and ESOP. Also does not include earned but unpaid salary and reimbursable expenses.
(k) If the employment of Mr. Geib is terminated due to disability, he would receive disability benefits pursuant to his employment agreement equal to 100% of his base salary for the first six months, 75% of his base salary for the next 12 months, and thereafter he would receive disability benefits pursuant to his employment agreement equal to 60% of his base salary for the remaining term of his employment agreement, minus the amounts payable under any disability insurance policy, workmen's compensation provision or Social Security disability benefits. The amount shown in the table reflects the total disability benefits for the remaining term of the agreement, which amount has not been discounted to present value. In addition, if the employment of Mr. Geib is terminated due to death, his beneficiary or estate will receive life insurance proceeds of $50,000.

Directors' Compensation

      Directors of the Company received an annual fee of $6,000, plus $650 for each regular board meeting attended during fiscal 2007. Directors of the Company, with the exception of executive officers, received $325 and the chairman of each committee received $650 for each committee meeting attended during fiscal 2007. The chairman of the Audit Committee received $975 and each member of the Audit Committee received $650 for each meeting attended in fiscal 2007.

      The following table sets forth information concerning compensation paid or accrued by the Company and its subsidiaries to each member of the board of directors during the year ended September 30, 2007. Messrs. Geib and Molnar have been omitted from the table as their compensation is fully reported in the Summary Compensation Table above.

                                                                                        Change in
                                                                                         Pension
                                                                                       Value and
                              Fees                                                     Nonqualified
                             Earned or                                  Non-Equity      Deferred
                             Paid in         Stock        Option       Incentive Plan  Compensation      All Other
          Name                Cash(1)        Awards       Awards(2)     Compensation      Earnings     Compensation     Total
------------------------  -------------- ------------- -------------  --------------  -------------- -------------- ------------
Sanford L. Alderfor       $     15,505   $         --   $      1,908   $         --   $         --   $         --   $     17,413

Philip A. Clemens               16,510             --          1,908             --             --             --         18,418

Mark R. Cummins                 20,750             --          1,908             --             --             --         22,658

David J. Friesen                15,820             --          1,908             --             --             --         17,728

Charlotte A. Hunsberger         19,100             --          1,908             --             --             --         21,008

George W. Meschter              16,165             --          1,908             --             --             --         18,073

James L. Rittenhouse            18,460             --          1,908             --             --             --         20,368

---------------
(1) Include payment of directors' fees for service on the board of the Company and the Bank. Also includes the payment of fees for attendance at meeting of committees of the board that the director serves on as well as fees for service as chairman of a board committee.
(2) Reflects the amount expensed in accordance with Statement of Financial Accounting Standards No. 123(R) during fiscal 2007 with respect to the grants of stock options. No stock options were granted to non-employee directors in fiscal 2007. For a discussion of the assumptions used to establish the valuation of the stock options, reference is made to Note 2 of the Notes to the Consolidated Financial Statements of the Company included in the Company's 2007 Annual Report to Stockholders.

Employee Stock Ownership Pension Plan

      The board of directors of the Company have adopted an Employee Stock Ownership Pension Plan ("ESOP"). The trustees of the ESOP are Messrs. Alderfer, Clemens, Cummins and Meschter. The trustees also serve as the administrators of the ESOP. The trustees hold, invest, reinvest, manage, administer and distribute the assets of the ESOP for the exclusive benefit of participants, retired participants and their beneficiaries in accordance with the terms of the ESOP and the Employee Stock Ownership Trust ("Trust") established pursuant to the ESOP. All of the assets of the ESOP are held in the Trust, which is managed by the trustees. The ESOP is subject to the participation, vesting, fiduciary responsibility, reporting, and disclosure and claims procedure requirements of ERISA. All officers and employees of the Company who work 1,000 hours or more in a plan year, who have attained the age of 21 and have completed 12 months of service may participate in the ESOP.

      In general, the ESOP requires the Company to contribute to the Trust in cash each year an amount which is not less than the amount required to enable the Trust to discharge its current obligations. The Company may make additional contributions in cash, shares of the common stock or other property, which shall be valued at its fair market value, as the Company's board of directors may determine.

      Contributions of the Company in cash and other cash received by the Trust will be applied to pay any current obligations of the Trust incurred for the purchase of common stock, or may be applied to purchase additional shares of common stock from current stockholders or from the Company. The investment policy of the ESOP is to invest primarily in common stock of the Company; however, the ESOP permits the investment of contributions to the ESOP into other assets, including certificates of deposit and securities issued by the U.S. government or its agencies.

      The ESOP requires the Company to pay all costs of administering the ESOP and any similar expenses of the trustees, excluding normal brokerage charges which are included in the costs of stock purchased. All shares of common stock which are allocated to participants' stock accounts shall be voted by the trustees in accordance with instructions from the participants. All unallocated shares of common stock held by the Trust or in a suspense account shall be voted by the trustees.

      Participation in the ESOP terminates as of the anniversary date coinciding with or next following a participant's death, disability or retirement. Upon termination of a participant's employment for any reason other than death, disability or retirement, or upon a break in service, the participant shall have vested rights in a portion of his or her stock and investment accounts based upon the participant's years of credited service at his or her date of termination. A participant is fully vested in his stock and investment accounts after three years of plan participation.

      Vested benefits under the ESOP will normally be distributed in a single distribution as soon as possible following a participant's separation from service. Distribution of benefits under the ESOP may be made in cash or in a combination of shares of common stock and cash.

      The Company's contributions to the ESOP are deductible by the Company to the extent provided by the Code and the ESOP will not be subject to federal income tax on its income and gain. A participant will not be taxed on contributions made by the Company or earnings on such contributions until he receives a distribution under the ESOP.

      During fiscal 2007, the Company contributed $174,675 to the Trust which was allocated to participants' accounts according to the terms of the plan. The amounts allocated to executive officers under the ESOP in fiscal 2007 are included in the Summary Compensation Table above.

401(k) Plan

      The Company maintains the Harleysville Savings 401(k) Plan, a deferred salary savings plan. All officers and employees working 1,000 hours or more in a plan year, who have attained the age of 21 and have completed 12 months of service, may participate in the 401(k) Plan on an optional basis. Under the plan, participants may defer a portion of their salary by payroll deduction. The Company or its subsidiaries make a matching contribution of 100% of the first 3% of the participant's contribution. All contributions are invested via a plan trust. The Company's matching contributions are vested at 100% after three years of service. All contributions are invested via a plan trust at the direction of the participant among several options, including several different mutual funds. Benefit payments normally are made in connection with a participant's retirement. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan. The amount of the matching contributions by the Company under the 401(k) Plan to the executive officers in fiscal 2007 are included in the Summary Compensation Table above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In accordance with applicable federal laws and regulations, the Bank offers mortgage loans to its directors, officers and employees for the financing of their primary residences as well as various business and consumer loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

      Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties;
(ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties; (iii) not involve more than the normal risk of repayment or present other unfavorable features; and (iv) not exceed, in the aggregate, the institution's unimpaired capital and surplus, as defined.

      The Bank offers certain loans to its directors, executive officers and employees. It is the belief of management that these loans do not involve more than the normal risk of collectibility. These loans are made on substantially the same terms as those prevailing at the time for comparable transactions with nonaffiliated persons. Directors, executive officers and employees of the Bank receive no discount from the market interest rate for loans made by the Bank. As of September 30, 2007, one of the Company's directors and executive officers had loans outstanding with a balance in excess of $120,000, which amounted to $167,000 in the aggregate.

   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

      The Audit Committee of the board of directors of the Company has appointed Beard Miller Company LLP as the independent registered public accounting firm for the Company for the year ending September 30, 2008. The board of directors has directed that the selection of the accounting firm be submitted for ratification by the stockholders at the annual meeting. The Company has been advised by Beard Miller that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent registered public accounting firm and clients. Beard Miller will have representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Change in Auditors

      The Company's financial statements for the fiscal year ended September 30, 2006 and prior years were audited by Deloitte & Touche LLP. In January 2007, the engagement of Deloitte & Touche was terminated by the Audit Committee of the board of directors upon completion of the audit of the Company's financial statements for the year ended September 30, 2006 and Beard Miller was engaged as the independent registered public accounting firm of the Company. In connection with their audit for the years ended September 2006 and 2005 and during the subsequent interim period preceding the replacement of Deloitte & Touche, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. Deloitte & Touche's report on the financial statements for fiscal 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2006 and 2005, Deloitte & Touche did not advise, and has not indicated to the Company that it had reason to advise, the Company of any reportable event, as defined in Item 304(a) of Regulation S-K of the Exchange Act. During fiscal 2006 and 2005, the Company had not consulted Beard Miller regarding the application of accounting principles, either contemplated or proposed, the type of audit opinion that might be rendered on the Company's financial statements or any other matters that would be required to be reported herein.

Auditor Fees

      The following table sets forth the aggregate fees paid by us to Beard Miller for professional services in connection with the audit of the Company's consolidated financial statements for fiscal 2007 and the fees paid by us to Beard Miller for audit-related services, tax services and all other services during fiscal 2007 and as well as the fees paid by us to Deloitte & Touche for services rendered in connection with the audit of the Company's financial statements for fiscal 2006, audit-related services, tax services and all other services during fiscal 2006.

                                                         Fiscal Year Ended
                                                           September 30,
                                                    ----------------------------
                                                        2007            2006
                                                    ------------    ------------
Audit fees (1) .................................    $     93,313    $    173,600
Audit-related fees .............................              --              --
Tax fees .......................................              --              --

All other fees .................................              --              --
                                                    ------------    ------------
    Total ......................................    $     93,313    $    173,600
                                                    ============    ============

----------------
(1) Includes professional services rendered by the auditor of the Company's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

Pre-Approval Policy and Procedures

      The Audit Committee selects the Company's independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee's charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its policy, the audit committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if:
(i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditor during the year in which the services are provided;
(ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit. The Audit Committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full committee at its next scheduled meeting.

      During the fiscal year ended September 30, 2007, each new engagement of Beard Miller was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC's rules.

      The Board of Directors recommends that you vote FOR the ratification of the appointment of Beard Miller Company LLP as our independent registered public accounting firm for the year ending September 30, 2008.

                      STOCKHOLDER PROPOSALS AND STOCKHOLDER
                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in January 2009, must be received at the principal executive offices of the Company, 271 Main Street, Harleysville, Pennsylvania 19438, Attention: Corporate Secretary, no later than August 23, 2008. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

      Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 of the Exchange Act may be brought before an annual meeting pursuant to the Company's Bylaws, which provides that business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than ninety days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. To be timely with respect to the next annual meeting of stockholders of the Company, a stockholders notice must be received by the Company no later than September 22, 2008.

      The board of directors of the Company has adopted a process by which stockholders may communicate directly with members of the board. Stockholders who wish to communicate with the board may do so by sending written communications addressed to the Board of Directors, c/o Adrian D. Gordon, Corporate Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438.


                                 ANNUAL REPORTS

      A copy of the Company's annual report to stockholders for the year ended September 30, 2007 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

      Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended September 30, 2007 required to be filed with the Securities and Exchange Commission under the Exchange Act. Such written requests should be directed to the Corporate Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

      Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

      The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION                       REVOCABLE PROXY
HARLEYSVILLE, PENNSYLVANIA

      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARLEYSVILLE SAVINGS FINANCIAL CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 23, 2008 AND AT ANY ADJOURNMENT THEREOF.

      The undersigned, being a stockholder of Harleysville Savings Financial Corporation (the "Company"), hereby appoints the Board of Directors, or any successors in their respective positions, as proxy, with full powers of substitution, and hereby authorizes the Board to represent and vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on December 12, 2007 at the Annual Meeting of Stockholders to be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on January 23, 2008 at 9:30 a.m., local time, or any adjournment thereof.

1.    ELECTION OF DIRECTORS:

      Nominees  for a three  year  term:  Edward  J.  Molnar  and  Charlotte  A.
      Hunsberger

      FOR all nominees listed above                WITHHOLD AUTHORITY (to
      (except as marked to the                     vote for all nominees
      contrary below) [_]                          listed above) [_]

      INSTRUCTIONS: To withhold authority to vote for any one or more individual nominee, write the name of such nominee(s) in the space provided below:

-------------------------------------------------------------------------------

2. Proposal to ratify the appointment of Beard Miller Company LLP as the Company's independent registered public accounting firm for the year ending September 30, 2008.

    [_]FOR              [_]AGAINST                 [_]ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting as described in the accompanying Proxy Statement.

      If not otherwise specified, this proxy will be voted FOR the election of the Board of Directors' nominees to the Board of Directors named in proposal 1, FOR the ratification of the independent registered public accounting firm and otherwise at the discretion of the proxies. In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting and upon such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.


                                        The  undersigned   hereby   acknowledges
                                        receipt of a Notice of Annual Meeting of
                                        Stockholders  of  Harleysville   Savings
                                        Financial Corporation, to be held on January 23, 2008, or any adjournment thereof, and a Proxy Statement for the Annual Meeting, prior to the signing of this proxy.

                                        Date:
                                             -----------------------------------
                                        Signature:
                                                  ------------------------------
                                        Signature:
                                                  ------------------------------

                                        Please sign exactly as your name(s) appear(s) on this Proxy. When signing in a representative capacity, please give title. When shares are held jointly, both should sign.

                                        PLEASE MARK,  SIGN,  DATE AND RETURN THE
                                        PROXY CARD  PROMPTLY  USING THE ENCLOSED
                                        ENVELOPE.